                                                                     Exhibit 5.2



                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                           New York, N.Y.  10017-3954
                                 (212) 455-2000
                              Fax: (212) 455-2502



                                       June 6, 1997




Pennsylvania Power & Light Company
Two North Ninth Street
Allentown, Pennsylvania  18101

Ladies and Gentlemen:

        We have acted as counsel for Pennsylvania Power & Light Company, a Pennsylvania corporation (the "Company"), and PP&L Capital Trust II, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 333-27773), as amended (the "Registration Statement"), relating to (i) the issuance by the Trust of its Trust Originated Preferred Securities ("TOPrS") (the "Preferred Securities") and (ii) in connection therewith, the deposit by the Company with the Trust as trust assets of its Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures"). Concurrently with the delivery of Junior Subordinated Debentures to the Trust, the Company will make a cash contribution to the Trust, the proceeds of which will be used by the Trust to purchase as trust assets additional Junior Subordinated Debentures.
The Junior Subordinated Debentures are to be issued under an Indenture (the "Indenture"), to be entered into by and between the Company and The Chase Manhattan Bank, as trustee. The Preferred Securities will be guaranteed (the "Guarantee") by the Company to the extent described in the Prospectus forming a part of the Registration Statement.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials and other instruments and have made such other and further investigations, as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

        Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

Pennsylvania Power & Light
 Company                               -2-                         June 6, 1997

        1. Assuming that the Indenture and the Junior Subordinated Debentures have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has been duly executed and delivered and qualified under the Trust Indenture Act of 1939, as amended,
    (iii) the terms of the Junior Subordinated Debentures have been duly established in accordance with the Indenture and (iv) the Junior Subordinated Debentures have been duly executed and authenticated in accordance with the Indenture and duly issued and delivered to the Trust as contemplated by the Registration Statement and upon payment therefor, the Junior Subordinated Debentures will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

        2. Assuming that the Guarantee has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Guarantee has been duly executed and delivered and (iii) the Preferred Securities have been duly issued and delivered as contemplated by the Registration Statement and upon payment therefor, the Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

        Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. Insofar as this opinion letter relates to any matters governed by the laws of the Commonwealth of Pennsylvania, we have relied on the opinion of Michael A. McGrail, Esq., to be filed as an exhibit to the Registration Statement.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Validity of Securities" in the Prospectus forming a part of the Registration Statement.

                                 Very truly yours,


                                 /s/ Simpson Thacher & Bartlett

                                 SIMPSON THACHER & BARTLETT